                                                                    EXHIBIT 10.6


                                 AMENDMENT NO. 2
                                       TO
                     EXECUTIVE SALARY CONTINUATION AGREEMENT


        This Amendment No. 2 to the Executive Salary Continuation Agreement ("Amended Agreement") is made and entered into as of this 29th day of July, 1998 by and between The Bank of Hemet, a California banking corporation (the "Employer") and James B. Jaqua, an individual residing in the State of California (hereinafter referred to as "Executive").

                            RECITALS AND UNDERTAKINGS

        A. WHEREAS, the Executive is an employee of the Employer and is serving as its President and Chief Executive Officer;

        B. WHEREAS, the Executive's experience and knowledge of the affairs of the Employer and the banking industry are extensive and valuable;

        C. WHEREAS, the Employer has provided Executive with certain salary continuation benefits as set forth in the Salary Continuation Agreement ("Original Agreement") between Employer and Executive dated March 22, 1995; and amended on July 16, 1998; and

        D. WHEREAS, Employer and Executive desire to adopt a specific procedure to determine the present value of the Annual Benefit for a fifteen
(15) year period in the event Executive terminates employment with Employer after a sale of Business.

        NOW, THEREFORE, the parties hereto agree to amend the Original Agreement as follows:

               1. Section 5-2 is amended to the Original Agreement and shall read in the entirety as follows:

                      5.2 TERMINATION IN A SALE OF BUSINESS. In the event there is a Sale of Business, the Executive shall be entitled to be paid in a lump sum the present value (using the annual discount rate equal to the annual interest rate of a ten year treasury bond) of the Annual Benefit for a period of fifteen (15) years with the Applicable Percentage being 100% to be paid on the first day of each month, beginning with the month following the month in which the Executive for any reason terminates employment with Employer or a successor of Employer after a Sale of Business.

                             The annual interest rate of a ten year treasury bond will be the yield on the 10 Year Treasury Note as shown in the "Morning Economic Notes" provided daily to Employer by Paine Webber on the date of the Sale of Business. In the event this source is no longer available on the date of the Sale of Business, then the source of the rate will be selected by mutual agreement of the Employer and Executive.

                             The payment of the lump sum will be made to the Executive by the Employer via wire transfer to the Executive's choice of bank account as soon as practicable after the earlier of a) the Sale of Business (assuming the Executive's termination date has been contractually or officially established by the Employer), or b) the effective date of the Executive's termination by Employer or a successor of Employer after a Sale of Business.

               2. Except as amended hereby, the provisions of the Original Agreement remain in full force and effect and the enforceability thereof is not affected by this Amended Agreement.

        IN WITNESS WHEREOF, the parties to this Amended Agreement have duly executed this Amended Agreement as of the day and year first above written.

                                    THE BANK OF HEMET


By: /s/ John J. McDonough, Chairman
    ---------------------------------

                                    JAMES B. JAQUA


By: /s/ James B. Jaqua, President and Chief Executive Officer
    ---------------------------------------------------------



                                       2